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                                                                 Exhibit 10.3


                              PERFORMANCE GUARANTY


For and in consideration of the execution by the United States Enrichment Corporation ("USEC") of Contract USEC- 96-C-0001 ("Contract") with Lockheed Martin Utility Services, Inc. ("Subsidiary"), and in partial satisfaction of the obligations of Subsidiary under the letter agreement dated October 19, 1995, by and between the USEC and Subsidiary, executed in connection with the Contract, Lockheed Martin Corporation ("Guarantor") hereby absolutely, unconditionally and irrevocably guarantees to the USEC the full and prompt payment and performance of all obligations of Subsidiary under the Contract. The liability of Guarantor hereunder shall be continuing and shall not be affected by any modification, reformation, waiver, release, extension or amendment of the Contract consented to by Subsidiary or by the assignment to the USEC's successor of this Guaranty contemporaneously with the assignment of the Contract to the USEC's successor in conjunction with the privatization of the USEC or any other event or circumstance that may give rise to a defense to payment or performance by Guarantor.

Guarantor hereby waives notice by the USEC of acceptance of this Guaranty, notice of default, presentment, demand, rights of subrogation, and reimbursement, and any defenses of a guarantor provided however that prior to proceeding against Guarantor under this Guaranty, USEC shall first issue to Subsidiary a demand for performance as provided in the Contract and any cure period applicable to such performance as set forth in the Contract shall have expired without cure by Subsidiary. This Guaranty shall be governed under the laws of New York.



October 1, 1995               LOCKHEED MARTIN CORPORATION

                              /s/ Walter E. Skowronski
                              ---------------------------------
                              Walter E. Skowronski
                              Vice President and Treasurer

                              6801 Rockledge Drive
                              Bethesda, Maryland  20817